Exhibit 99.2

Conference Call Transcript

MPWR - Q2 2005 MONOLITHIC POWER SYSTEM INC Earnings Conference Call

Event Date/Time: Jul. 28. 2005 / 5:30PM ET

CORPORATE PARTICIPANTS

Tim Christoffersen

Monolithic Power Systems - Chief Financial Officer

Michael Hsing

Monolithic Power Systems - Chief Executive Officer, Founder

CONFERENCE CALL PARTICIPANTS

Ross Seymore

Deutsche Bank - Analyst

Jeremy Quan

Piper Jaffray - Analyst

Sidney Hofor

Merrill Lynch - Analyst

Sang Faruri

J&W Selegman - Analyst

Cranston Powell

Alteon Capital - Analyst

PRESENTATION

Operator

Thank you for standing by. You are on line for today’s Monolithic Power Systems Second Quarter 2005 conference call. At this time, we are admitting additional participants and we anticipate being under way momentarily. Thank you for your patience. Please continue standing by.

Please stand by. Good day and welcome to the Monolithic Power Systems Second Quarter 2005 teleconference. As a reminder, today’s call is being recorded.

For opening remarks and introductions, I would like to turn the call over to Mr. Tim Christoffersen. Please go ahead.

Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

Good afternoon and welcome everyone. Thank you for taking the time to join us today. Michael Hsing, CEO and Founder of MPS is with me on today’s call.

In the course of today’s conference call, we will make forward-looking statements and projections that involve risk and uncertainty, including our future financial performance targets, our expectations concerning pending litigation, our plans for facilities in other countries, our new product plan, growth in our product line, our business outlook, including our outlook for the third quarter of 2005, projected third quarter net revenues and gross margins, our expectations for third quarter operating expenses and effective tax rates and our outlook for continuing growth.

Forward-looking statements are not historical facts or guarantees of future performance or events and are based on current expectations, estimates, beliefs, assumptions, goals and objectives and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements.

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Additional factors that could cause actual results to differ include, but are not limited to, the potential impact, risk, uncertainties, and cost of litigation in which the company is involved, including uncertainties related to any post-trial motions or appeals.

The potential impact on our financial performance, if our litigation provisions are inadequate, risks associated with the continued development and expansion of our business, acceptance of or demand for our products being lower than expected, and difficulty in predicting or budgeting for future expenses and financial contingencies.

Other important factors are identified in the company’s SEC filings, including but not limited to, our Form 10-K filed on March 31, 2005, and our most recent Form 10-Q filed May 13, 2005, which are accessible through our Web site, all of which factors are incorporated by reference into today’s discussions.

I’d also like to remind you that today’s conference call is being Web cast live over the Internet and will also be available for replay on our Web site for one year at www.monolithicpower.com, along with our earnings release, the reconciliation between GAAP and non-GAAP numbers, and other financial and statistical information presented during the call.

Now I’ll turn the call over to Michael for a review of the second quarter’s business highlights. Following Michael’s comments, I will provide comments on our financial results for the June quarter and our business outlook for Q3. We’ll then open up the call to your questions.

So at this point, I’ll turn it over to Michael.

Michael Hsing - Monolithic Power Systems - Chief Executive Officer, Founder

Thanks Tim. Welcome to MPS earnings call for the second quarter of 2005. I’m pleased to announce that we end the quarter with a net revenue of $22.3 million. Our year-to-year revenue growth was exceptional, up almost 98%, from $11.3 million from the same quarter of 2004, and up 52% from the first quarter of 2005.

Our gross margin was 63.4% compared to 58% for a year-ago quarter and 62.2% in the first quarter of 2005. Our revenue and gross margin both exceeded our mid-quarter estimates. We’re continuing to diversify our business which is demonstrated by the way our revenue is distributed over our product line.

We are seeing increasing strength in sales of our DC to DC and our YLED drivers. Revenue from DC to DC grew 67% from the first quarter and our YLED drivers revenue grew 144% compared with a 24% growth in our LCD backlight revenue during the same period.

Some of the other current business highlights include, one, we are continuing to expand our worldwide presence. In Japan, we established a sales office and assigned another major distributor. We plan to open a European office in the near future.

Two, we are relentlessly focused on cost reduction and operation efficiency. We expect to have our China testing facility open by the end of the year, which should provide a significant cost savings beginning in 2006. In addition, we are continuing to improve our overall production year.

Number three, we introduced new products in all of our product families in the second quarter. We plan to announce additional products in the new product category in the second half, including operational amplifier, voltage references, and a low dropout regulator.

Now let me comment on the lawsuit against 02Micro in Oakland, California. As everyone knows, this case was about (1) whether 02 infringed two of MPS’ patents; (2) whether MPS infringed 02’s 615 patents; (3) whether certain claims of 02 over MPS patents are valid; and (4) whether MPS misappropriated some of 02’s alleged trade secrets. We have a favorable summary judgment from the judge that MPS does not infringe 02’s 615 patent.

Needless to say, we were shocked and dismayed by the jury verdict that 02 does not infringe those MPS patent, that certain claims of those patents are not valid and that MPS misappropriated 02’s trade secret. The verdict is not a final judgment. We are working a briefing and the post-trial motions. Once there is a final in this case later this year, likely in Q4, we will consider all our legal options, including appeals.

Now let me turn the call over to Tim Christoffersen, our CFO, for a more detailed review of our performance and outlook.

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Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

Thanks Michael. Now, let me turn to the financial results for Q2. Our June quarter exceeded our expectations, both for revenue and gross margin growth. As Michael mentioned, revenues came in at $22.3 million for the quarter. This compares to $11.3 million for the second quarter, 2004, an increase of 98% and compares to $14.6 million in the first quarter of 2005, an increase of 52%.

Let me give you a summary of the revenue breakdown for the quarter by our four product lines. For LCD Backlight, it was $8.4 million in Q2 of this year, compared to $5.5 million in Q2 of 2004. DC to DC was $10.2 million for the June quarter compared to $4.3 million for the June quarter in 2004.

The White Led Drivers were $2.9 million in the June quarter compared to $1.3 million in the June quarter of 2004, and audio was $700,000 in the June quarter this year compared to $200,000 in the June quarter of 2004. Beginning next quarter, we will combine reporting of LED Driver revenue with the LCD Backlight family.

This is because usage of these two product families is converging in similar applications as LED Drivers are now entering larger panel markets. As Michael mentioned, gross margin came in at 63.4% for the quarter compared to 58% for Q2 last year. And our target operating model for gross margin remains at 58 to 63%.

GAAP based operating expenses in the June quarter were $26 million. This includes $1.6 million for stock compensation expenses, $5.4 million for patent litigation costs, $7 million in R&D and SG&A expenses, and a $12 million provision for litigation.

This compares to GAAP based operating expenses of $7.3 million in the June quarter of last year, which included $2.8 million for stock compensation expenses, $900,000 for patent litigation, and $3.6 million for R&D and SG&A expenses. Year to year, R&D increased by 1 million, primarily related to head count increase and sales, general and administrative expenses increased by $2.3 million.

Major areas in the SG&A increase over the prior year were head count growth, commissions on higher sales volume, Sarbanes-Oxley and D&O expenses, and new marketing programs, primarily advertising. Non-GAAP operating expenses, which exclude $1.6 million in stock compensation expenses, were $24.4 million in the June quarter of this year.

GAAP net loss, which includes the $12 million provision for litigation, was $6.7 million for the quarter or a loss of $0.24 per share compared to a loss of $700,000 for Q2 of 2004 or a loss of $0.16 per share. On a non-GAAP basis, net loss for the second quarter was $5 million or $0.18 per share.

Let me turn for a minute to our balance sheet. Cash, cash equivalence and investments increased to $51.8 million in the quarter from $49 million at the end of 2004. Accounts receivable ended the quarter at $6.8 million, up from $4 million at the end of 2004. Our inventory levels increased to $6.3 million in the June quarter from $5.4 million at the end of 2004. These are in line with our anticipated increase for sales in Q3. Day sales outstanding or DSOs were 28 days in the June quarter compared to 26 days in the March quarter.

Now let me briefly address our outlook for the third quarter of 2005. For the September quarter, we are targeting total revenues to be in the range of 25 to $27 million. We expect to see particular strength in our DC to DC product segment. We expect gross margins to be at the upper end of our target model of 58 to 63%. We expect our non-GAAP operating expenses to be between $12.5 and $13.5 million in Q3. Lastly, we anticipate an effective tax rate of 40% for this year, which will operate as a credit resulting significantly from the $12 million provision for litigation.

Now, we’d like to open the microphone and respond to your questions.

QUESTION AND ANSWER

Operator

Thank you. (OPERATOR INSTRUCTIONS). And we’ll take our first question from Ross Seymore of Deutsche Bank.

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Ross Seymore - Deutsche Bank - Analyst

Thanks guys and congratulations on some strong revenues. Just a few questions here. What — since the mid-quarter update where you upped the guidance there, what was really the cause of the Delta, more specific than on just the product side of things? What was really going on on the customer side of things? Any specific product applications? Any specific kind of customer demand trends that we saw ending the quarter so strong?

Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

Ross, it’s Tim. There is really no more specific information than what we gave previously, that the DC to DC market and the White Led Drivers were across the board stronger than we expected.

Michael Hsing - Monolithic Power Systems - Chief Executive Officer, Founder

And let me add, since we are in a very steep ramp, it is very difficult for us to estimate the numbers, the revenues within 10 to 20%, or within a 10% range, so that was a result of it.

Ross Seymore - Deutsche Bank - Analyst

Sure. It’s a good problem to have, don’t get me wrong.

Michael Hsing - Monolithic Power Systems - Chief Executive Officer, Founder

Thank you.

Ross Seymore - Deutsche Bank - Analyst

One question on that. How much of that do you think is either taking share or just pure market strength versus some of it coming from revenues that you recognized as you fill up the distribution channel for some of these new distributors that you’ve signed up with?

Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

There is very, very little that’s connected to a new distributor in Japan. Fundamentally, it’s a combination of continuing penetration within existing customers as well as the beginning of ramp from new customers where we had secured design wins over the last few quarters.

Ross Seymore - Deutsche Bank - Analyst

Moving quickly over to the gross margin side of things, again, nice upside in the quarter. It looks like sequentially it will be still at a — the high end of your range as you said, but it will drop a little bit quarter over quarter. Could you just go into a little bit of an explanation as to why the sequential drop?

Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

I’m not sure I understood that Ross. Do you mean the high end, meaning 58 to 63 versus slightly over 63?

Ross Seymore - Deutsche Bank - Analyst

Correct. Why would it go from slightly over 63 to the mid point being now closer to what I guess 60.5?

Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

It’s really just our best judgment looking at the mix of business and the prices.

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Ross Seymore - Deutsche Bank - Analyst

Got you. So nothing else going on behind there?

Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

No.

Michael Hsing - Monolithic Power Systems - Chief Executive Officer, Founder

No.

Ross Seymore - Deutsche Bank - Analyst

Okay. And then, on the litigation side of things, I know you’re limited in what you can talk about and you did mention some things earlier, but could you give us just a little bit of a roadmap as to upcoming dates for, maybe, the remainder of this year and anything that is set up for next year as to when some of these cases might come to fruition?

Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

The next event, I mean, I’m sorry, the next sort of trial that’s scheduled is the trial of the 02/Semeda (ph) case in Texas. It’s scheduled to begin I believe on the 19th of September. Microsemi is set in March, I believe it starts March 6th of 2006, and there are no dates set yet on the Micrel case. At the same time, we don’t yet have a date reset for the Linear/ITC case. You may recall, the judge was in an automobile accident. I think that covers the cases. Well there’s also the second case in Oakland, but it is not yet scheduled. This relates to 02/Micro.

Ross Seymore - Deutsche Bank - Analyst

And then two more quick ones. Did any of the prior art that was cited in the 02 case to invalidate two of your patents, was any of that prior art applicable to some of the other cases, specifically maybe Microsemi?

Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

The answer is no.

Ross Seymore - Deutsche Bank - Analyst

Okay. And then the last question is, the search —

Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

Ross, let me - let me, sort of, correct that. It’s really more. I can’t comment specifically, not that the answer is no.

Ross Seymore - Deutsche Bank - Analyst

Got you. And then the last question is the CFO search. Can you give us any update on what is occurring with that?

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Michael Hsing - Monolithic Power Systems - Chief Executive Officer, Founder

Yes. We have a few good candidates. Now, we’re zooming down to one or two and I’d sort of say, having good progress and that Tim also committed to have a smooth transition.

Ross Seymore - Deutsche Bank - Analyst

Great. Thank you very much.

Operator

And we’ll take our next question from Jeremy Quan (ph) of Piper Jaffray.

Jeremy Quan - Piper Jaffray - Analyst

Hi. Good afternoon. The first question is first on the LED business. Can you first remind us where you - what applications you’re selling into and then secondly, what are some of these larger screen sets and application sets you are pursuing?

Michael Hsing - Monolithic Power Systems - Chief Executive Officer, Founder

The first part of your question is whether existing - whether gross goes into? Is that right?

Jeremy Quan - Piper Jaffray - Analyst

Right, yes. So what’s driving the strength in White LEDs right now?

Michael Hsing - Monolithic Power Systems - Chief Executive Officer, Founder

Yes. Now, a lot of them are small panels including cell phones and now, we increasingly await - we’re seeing increasingly a strong demand from a larger panel such as even TVs, LCD TV, using - not YLED — using blue, red, green, blue laps. So we’re working on that.

We have that kind of solutions and that’s one of the reasons we combined all the LED revenues, with the LCD Backlight revenue in the next quarter.

Jeremy Quan - Piper Jaffray - Analyst

Great. And then I think you said you’re developing the RGB LEDs right now. When do you expect that to I guess reach market and maybe gain some momentum in the marketplace?

Michael Hsing - Monolithic Power Systems - Chief Executive Officer, Founder

Some of our current products can do that kind of a - can provide that kind of functions. As you know, our product - most of our products have multiple applications.

Jeremy Quan - Piper Jaffray - Analyst

Okay, great. And secondly, in terms of some of the new products that you’re working on, the OpAmps and voltage references, it sounds like those are more general purpose. How about in terms of the LDOs? This segment seems to be an area that has seen pretty strong competition. How do you guys plan to compete? And, maybe, what kind of value can you guys add? And finally, what applications are you going after here?

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Michael Hsing - Monolithic Power Systems - Chief Executive Officer, Founder

Yes. Those type of - we target not in the general market. We are more in the high performance type which has a higher margin, and examples that go at high speed and high voltage or extremely low voltage operations. And I’m not so sure if I answer your question.

Jeremy Quan - Piper Jaffray - Analyst

Yes, you answered the first part, but the second part is, maybe, what are some of these applications that you’re going after with these LDOs?

Michael Hsing - Monolithic Power Systems - Chief Executive Officer, Founder

For example, a high voltage LDO can replace some of the switching of a regulator and, of course, with a very low current. And the same as a very low voltage of operations and it can be - it can -switching regulators can be replaced by the LDO. And because - there are not many companies making those type of LDOs.

Jeremy Quan - Piper Jaffray - Analyst

Fair enough. And maybe one last question with respect to the legal. How should we, I guess, model this going forward and think about how this may trail off for the next couple of quarters or not?

Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

The question is directed to patent litigation expenses?

Jeremy Quan - Piper Jaffray - Analyst

Yes, the legal expenses?

Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

Yes. Well, we expect, you know, a slight increase next quarter because of the effects of the trial going into this quarter in July, in addition to probably the bulk of the trial in Texas will have been concluded, not all of it, but a major part of it. So I think we’ll see a slight increase. Beyond that, I mean, I really want to stick with our policy of not giving guidance beyond one quarter.

Jeremy Quan - Piper Jaffray - Analyst

Great, okay. Thank you very much.

Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

Okay, thanks for joining us.

Operator

And our next question will come from Merrill Lynch’s, Joe Osha.

Sidney Hofor - Merrill Lynch - Analyst

Hi. This is Sidney Hofor (ph) for Joe. A couple of questions here just to follow up with the last question of legal. You have - you guidance of 12.5 to 13.5. Is that - that is including the legal expenses, right?

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Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

Correct.

Sidney Hofor - Merrill Lynch - Analyst

So that means that if I back up $5.4 million from last quarter - I just looked at the SG&A and R&D and assuming that legal expenses are going to go up slightly, then you’re looking at R&D and SG&A coming down slightly for Q3. Am I looking at it correctly?

Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

Yes. It’s likely. I put the emphasis on that word.

Sidney Hofor - Merrill Lynch - Analyst

Okay. So my guess was - I was thinking that R&D probably should go up because a lot of all the new products and the SG&A should go up because of - because of additional sales. Is that something that is not - am I on the right track?

Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

One basic factor, I mentioned Sarbanes-Oxley, and that was a fairly, that was significant last quarter and we’ll be a stage where we’re doing much more of the work inside and in the testing stage. So there will be a good-sized drop there. That’s just one specific factor.

Sidney Hofor - Merrill Lynch - Analyst

Okay. I guess the second question, you target more to the fifth margin model, up 58 to 63%. Is that including stock-based comp or is it excluding it?

Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

There is a - you’ll see it on the - if you look at the press release, there is a very small amount of stock-based compensation that affects that line.

Sidney Hofor - Merrill Lynch - Analyst

Is that $118,000, or something like that?

Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

Well, it varies quarter by quarter, but it’s a pretty small amount.

Sidney Hofor - Merrill Lynch - Analyst

Okay. So I guess the answer to that will be like it’s including that number. But can you walk us through what are the major factors that can shape - that can go from 58 to 63? It’s a big range, I know that, but is it because of product makes? Is it because of in-market or pricing is a factor there?

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Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

The answer is that that’s the target that we’ve set out and we haven’t seen any reason to change it. Admittedly, we’re at the high end of it and we have been for a couple of quarters, but we just haven’t seen a good business reason to tighten it or change it. It has worked well for us and, you know, and unless and until there is a - a different range that is appropriate, we’re just going to stick with it.

Sidney Hofor - Merrill Lynch - Analyst

Okay. I guess another question here is, can you tell us what kind of end market exposure you have at this point? It sounds like notebook is still probably the biggest out up there right now.

Michael Hsing - Monolithic Power Systems - Chief Executive Officer, Founder

Correct. Notebook is still consistent and a bigger part of MPS’s revenue. And as you know, DC to DC became a very dominant portion of the revenue, but every product that we design goes into a different application. It’s difficult for us to track, but we do know we’re in LCD TV, wireless LAN, portable DVD players and cell phones and other consumer-related products.

Sidney Hofor - Merrill Lynch - Analyst

So I should - I should think of no focus like more than 50% still?

Michael Hsing - Monolithic Power Systems - Chief Executive Officer, Founder

No.

Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

No.

Michael Hsing - Monolithic Power Systems - Chief Executive Officer, Founder

No. Much less than that.

Sidney Hofor - Merrill Lynch - Analyst

Do you have a range?

Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

The overall LCD product family is kind of now running in the 35 to 40% range and the notebooks are kind of on the order of 80, I believe, I don’t have the figures in front of me, probably 80% of that. So —

Michael Hsing - Monolithic Power Systems - Chief Executive Officer, Founder

Or even less than that.

Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

— maybe less, yes.

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Sidney Hofor - Merrill Lynch - Analyst

Okay. One last question and I promise I’ll go away. The tax you mentioned that we should - we should think of 40% for the full year, so does that mean that in sometime through Q4, you would true it up so that the - well, you said like about 25% tax rate. Does that mean one quarter will see like a big tax rate increase then?

Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

No. Each quarter is not a quarterly tax rate, it’s the tax rate based on the best judgment and forecast of the business for the year. So we had run in that 25, 26%, but because of the taking into account the $12 million provision for litigation, that had a material impact on it.

Sidney Hofor - Merrill Lynch - Analyst

Right. But then I’m talking about Q3 and Q4. Shall we put 40% for Q3 and Q4?

Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

Yes. That’s our - today, that’s our best judgment for the rate for the year.

Sidney Hofor - Merrill Lynch - Analyst

Okay, great. Thank you.

Operator

(OPERATOR INSTRUCTIONS).

Now from J&W Selegman (ph), Sang Faruri (ph).

Sang Faruri - J&W Selegman - Analyst

Hey guys. First question on the tax rate, what shall we - should we be thinking 40% for ‘06 as well?

Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

No, quite on the contrary. We’re in a transitional year and then the impact, as I mentioned in response to the previous question, no, the tax rate next year will go down significantly.

I’m not - I can’t put a number on it, but because we will have made the transition to the overall international structure, a significant part of our shipments will be coming out of China. It will go down quite a bit.

Sang Faruri - J&W Selegman - Analyst

Now what’s the - before the lawsuit, what kind of a cash tax is it that you’ve been paying?

Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

I don’t want to try and get into that level of detail.

Sang Faruri - J&W Selegman - Analyst

Okay, fair enough. And then for Q3 and Q4, you said 40%, but does that end up meaning that you’re going to have zero taxes flowing through the P&L, but you have the loss from the lawsuit? Is that what’s going on?

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Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

The best way to express it is that when you look at the financial statements that we’ll, you know, if we’re — if our best estimate occurs, it will be a 40% rate applied to the results, the pre-tax income for the quarter.

Sang Faruri - J&W Selegman - Analyst

Okay, so - okay. So if you earn $4 million or whatever, then take 40% of that, that’s the tax rate for Q3 and Q4 and then you’ll have much less than that in ‘06. You just don’t know what it is?

Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

Yes, correct. It will be much less.

Sang Faruri - J&W Selegman - Analyst

I see, okay. That makes sense. Now, you said that the non-notebook portion of your business, or the notebook portion of your business is less than 80% of the inverter business. What grew in there then? In your inverter business, you said you were 20 or 30% overall.

Did TVs and monitors and other stuff in there, did they grow even more in the quarter then such that notebooks is less than the percentage of the inverter business?

Michael Hsing - Monolithic Power Systems - Chief Executive Officer, Founder

I think I said that we grow - we grow the inverters and the backlight at 24% from the quarter to quarter.

Sang Faruri - J&W Selegman - Analyst

Okay. And then did the non-notebook portion grow even faster then?

Michael Hsing - Monolithic Power Systems - Chief Executive Officer, Founder

It was about the same and we do see a lot of attractions in other types of applications with GPS and car entertainment and also other entertainment type of applications.

Sang Faruri - J&W Selegman - Analyst

I see. And when do you - do you expect any sort of ramp in flat panel monitors or TVs this year or is that next year or even later?

Michael Hsing - Monolithic Power Systems - Chief Executive Officer, Founder

We do have a design win and we expect to have - to ramp it in the second half of this year.

Sang Faruri - J&W Selegman - Analyst

Okay. And why is it just one design when you don’t have —

Michael Hsing - Monolithic Power Systems - Chief Executive Officer, Founder

No, no, no, it’s not one win. We do have a few design wins, sorry.

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Sang Faruri - J&W Selegman - Analyst

Okay. I see. And you didn’t say much about audio amplifier market. Should we be expecting any sort of inflection there like you’ve had in LEDs or DC to DC or is that more later on?

Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

Well, the issue there is it’s just more - it’s very small sized. It has been growing significantly, but, it’s still a very small part of the business.

Michael Hsing - Monolithic Power Systems - Chief Executive Officer, Founder

Yes, it is only a one or two products, but because - the historical reason that we have - we reported it in such a way, have a full product line.

Sang Faruri - J&W Selegman - Analyst

Well, I guess what I’m asking is, when you’ve kind of gotten to $0.5 million or per quarter in one of your revenue lines, do you start to see a hockey stick in the upcoming quarters? Do we get that, audio amps at some point, or is it a different type of business such that it’s more slow and steady?

Michael Hsing - Monolithic Power Systems - Chief Executive Officer, Founder

It would be — I would characterize it as more slow and steady and we - but once we introduce some more product in the product - in the audio family, then we expect to have a high growth.

Sang Faruri - J&W Selegman - Analyst

Okay. And then you talked about LDOs, OpAmps, and some of the other voltage referenced regulators. When do we start seeing contribution? Are those 5 or 10% of revenues this year or next year or is that beyond?

Michael Hsing - Monolithic Power Systems - Chief Executive Officer, Founder

No, that is beyond and remember, every product we introduce, it takes about 12 to 15 months to see any significant revenue. The reason I mentioned that is in the last year, in the IPO (ph) road show, I mentioned we will release those kind of products in the second half of this year, and we’re very close and we are on track. That’s why I mentioned it.

Sang Faruri - J&W Selegman - Analyst

And then just looking in previous years, I guess, your seasonality normally after - if you have good growth in 2Q and 3Q, you tend to be flat or down or whatever in Q4. Is that how we should be kind of thinking about just given how much growth you’ve had and you’re coming up larger numbers? Q4 is probably a down quarter?

Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

We — we’re not forecasting Q4, but I think it’s fair to say that the historical pattern of Q4 being, you know, down slightly is the right order of magnitude, the right way to think about it.

Sang Faruri - J&W Selegman - Analyst

Okay. And then, Q1 would - I guess you traditionally had quite healthy drops in Q1. That’s probably a way to think about it, 10, 20, 30% or something?

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Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

Yes. I don’t want to put - I think you’ve got enough history that you can do your own homework there. You’re pushing me out too far.

Sang Faruri - J&W Selegman - Analyst

Okay, fair enough. And then, with the OpEx, I guess, so if you have $12.5 to $13.5 million in revenues, I guess your R&D and SG&A will be up slightly and then legal is up slightly I guess?

Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

For Q3?

Sang Faruri - J&W Selegman - Analyst

Yes.

Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

Right. That’s, you know, approximate.

Sang Faruri - J&W Selegman - Analyst

Okay. And you had a very healthy wrap in R&D and SG&A this quarter. Do we see upticks like that in coming quarters or are you more at a steady state spending rate in Q3 and you’ll grow incrementally from there?

Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

All I really have been able - and commenting on is Q3, the $12.5 to $13.5 estimate that includes the legal. I really am not prepared to go beyond the quarter that we’re giving guidance for.

Sang Faruri - J&W Selegman - Analyst

I see, okay. And then, I mean, I know you said you can’t give any sort of guidance for legal, but if you have the 02/Semeda case in September, there are no cases in December at the moment, right?

Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

Well, we don’t know when the Linear case will be rescheduled. We just don’t know right now.

Sang Faruri - J&W Selegman - Analyst

Okay. And you know, with this 02 case, is there any revenue impact from this case?

Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

The revenue impact?

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Sang Faruri - J&W Selegman - Analyst

Yes, I mean —

Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

Well, we - under the county rules, even though, you know, we have to wait until the judge enters the final judgment, but the county required us to set aside the $12 million provision for litigation in the quarter.

Sang Faruri - J&W Selegman - Analyst

No, no, no. I mean in terms of product revenues. Is there any sort of revenue impact? You have to pay $12 million. Is there any ongoing impact on your business?

Michael Hsing - Monolithic Power Systems - Chief Executive Officer, Founder

Well, first of all, the verdict is not the final judgment.

Sang Faruri - J&W Selegman - Analyst

Okay.

Michael Hsing - Monolithic Power Systems - Chief Executive Officer, Founder

And also, and also, I mean, this case is - this case is - whether our products and 02 products - well, let me set it clear. We won the summary judgment that our product does not infringe 02’s product, 02’s patent. And now on both sides, the product does not - do not infringe both sides’ patent.

In terms of a misappropriation of a trade - secret part of a case, our product does not - does not incorporate it, both trade secrets in our IC or in our product.

Sang Faruri - J&W Selegman - Analyst

Okay. So, okay. So what’s the point of all these cases? I mean, you guys seem to have lost badly in this case, and the net result is $12 million and a lot of heartache and the legal fees are probably pretty close or high as well.

I mean, can’t you just settle these and get rid of these cases, or what’s the point of all of these? What is the other side - what is their incentive in doing these?

Michael Hsing - Monolithic Power Systems - Chief Executive Officer, Founder

We don’t want to review our legal strategy and what we believe, we compete in the market rather than compete in a courtroom. But if force us to do it, we will do it.

Sang Faruri - J&W Selegman - Analyst

Okay, thank you guys. Good quarter.

Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

Thanks for joining us.

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Operator

(OPERATOR INSTRUCTIONS). And we’ll take a question now from Cranston Powell (ph) of Alteon Capital (ph).

Cranston Powell - Alteon Capital - Analyst

Hi, good afternoon. I just wondered on the tax rate, if we look out to ‘06 and we think about the China assembly facility, would the tax rate have come down from the 25% level in that facility?

Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

Yes, it will.

Cranston Powell - Alteon Capital - Analyst

And the legal issue, the $12 million, even if it becomes a final judgment, that will be taken care of in the ‘05 financials, right?

Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

Yes.

Cranston Powell - Alteon Capital - Analyst

Okay, thank you very much.

Operator

And Mr. Christoffersen, there are no further questions at this time. I’ll return the conference to you for any continuing and closing comments.

Tim Christoffersen - Monolithic Power Systems - Chief Financial Officer

Okay. Well, I would just like to thank all of you for joining us today. We appreciate - we appreciate that. So with that, Michael and I will say goodbye.

Michael Hsing - Monolithic Power Systems - Chief Executive Officer, Founder

Thank you very much everyone.

Operator

That does conclude today’s conference call. Thank you everyone for joining us today.

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